Ex (a)(1)(G)

Declaration of Status for Israeli Income Tax Purposes

Pursuant to the Israeli Tax Ruling granted to Sun Pharmaceutical Industries Ltd. (“Sun”) and its affiliates regarding Israeli withholding tax requirements in connection with the tender offer to be made by Sun or one of its subsidiaries for Ordinary Shares of Taro Pharmaceutical Industries Ltd. (the “Company”), each such shareholder who is claiming a non-Israeli residence status for purposes of the Israeli Income Tax Ordinance [New Version], 5721-1961 is required to complete and execute the declaration set forth below in order to enjoy certain exemptions from withholding tax requirements as described in the Israeli Tax Ruling.

I/We hereby declare that I/we am/are not a resident of Israel for the purpose of the Israeli Income Tax Ordinance.

A. Shareholder Information

Name	Passport No./ Corporation No.	Type of Shareholder/Beneficiary:

Legal Entity ☐ Individual ☐
Trust: Beneficiary ☐ Trustee ☐
Partnership all of whose members are non-Israeli residents ☐
Company all of whose members are non-Israeli residents ☐

1. In respect of an individual		2. In respect of a legal entity

Date of birth:		The country in which it was incorporated

Country of residence:

Country of citizenship:		The country in which control and management are conducted

Country issuing passport:

Passport valid until:

Permanent Address (country, town, street, house no. and apartment no.)

Mailing Address		Shareholder’s Telephone #

Telephone of Authorized Signatory

With regard to an individual:

I declare that I am not an Israeli resident because (please mark all applicable boxes):

☐    1.  The State of Israel is not my permanent place of residence.

☐ 2.	The State of Israel is neither my place of residence nor my family’s place of residence. I am the beneficial owner of the income.

☐ 3.	My ordinary or permanent place of activity is not in the State of Israel and I do not have a permanent establishment in the state of Israel.

☐ 4.	I do not engage in an occupation in the State of Israel.

☐ 5.	I do not own a business or part of a business in the State of Israel.

☐ 6.	This year I did not stay and I do not intend staying in the State of Israel for 183 days or more.

☐ 7.	This year I did not stay in Israel and I also do not intend staying in Israel for 30 days or more and my total stay in Israel this year and in the two preceding years will not reach 425 days.

☐ 8.	I am not insured with the National Insurance Institute in the State of Israel.

☐ 9.	I do not have an Israeli passport.*

☐ 10.	I do not have Israeli citizenship.*

* this does not exclude from being “non resident”

I declare that

☐ 11.	I purchased the shares of the Company after the date of the Company’s listing for trading in 1961.

☐ 12.	I hold the shares of the Company (mark X in the appropriate place)

☐	directly, as a Registered Holder

☐	through a Broker. If you marked this box, please state the name of your Broker: .

With respect to a legal entity:

We declare that the entity is not an Israeli resident because (please mark all applicable boxes):

☐ 1.	It is not registered/incorporated with the Registrar of Companies in Israel.

☐ 2.	It is not registered with the Register of Amutot [non profit organizations] in Israel.

☐ 3.	It is not registered with the Registrar of Partnerships in Israel.

☐ 4.	None of the partners in the partnership are Israeli residents.

☐ 5.	The control of the legal entity is not in Israel.

☐ 6.	The management of the legal entity is not in Israel.

☐ 7.	The legal entity does not have a permanent enterprise in Israel and the entity does not have a permanent establishment in the state of Israel.

☐ 8.	No Israeli resident holds, directly or indirectly via shares or through a trust or in any other manner or with another who is an Israeli resident, one or more of the means of control specified below at a rate exceeding 25%:

(a) the right to participate in profits;

(b) the right to appoint a director;

(c) the right to vote;

(d) the right to share in the assets of the entity at the time of its liquidation;

(e) the right to direct the manner of exercising one of the rights specified above.

We declare that

☐ 9.	We purchased the shares of the Company after the date of the company’s listing for trading in 1961.

☐ 10.	We hold the shares of the Company (mark X in the appropriate place)

☐  directly, as a Registered Holder

☐  through a Broker. If you marked this box, please state the name of your Broker:   .

With respect to a trust:

I/We declare that the trust is not an Israeli resident because (please mark all applicable boxes):

☐ 1.	The trust is not registered in Israel.

☐ 2.	The creator of the trust is a non-resident of Israel.

☐ 3.	The beneficiaries are non-residents of Israel.

☐ 4.	The trustee is a non-resident of Israel.

Declaration

•	I/We hereby declare that the statements herein are full and correct and understand that Sun will rely on these statements in calculation of the tax liability.

•	I/We hereby declare that I/we have understood this form and I/we have completed it accurately and in accordance with the instructions.

•	I/We have given all the correct, full and complete information in this form.

•	I/We am/are aware that an omission or giving incorrect details in this form constitutes an offence under the Israeli Income Tax Ordinance.

Date	Shareholder Name	Name of Authorized Signatory

	Shareholder Signature	Signature of Authorized Signatory Company Stamp

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